UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

MUSCLEPHARM CORPORATION

 (Name of Registrant As Specified In Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF MUSCLEPHARM CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

MUSCLEPHARM CORPORATION

4721 Ironton Street, Building A

Denver, Colorado 90839

(303) 396-6100

INFORMATION STATEMENT

(Preliminary)

March 5, 2012

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of MusclePharm Corporation:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of MusclePharm Corporation, a Nevada corporation (the “Company”), to notify such Stockholders that on January 26, 2012, the Company received a unanimous written consent in lieu of a meeting of the holders of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”). Each share of Series B Preferred has the equivalent of approximately 14,471,047 votes of Common Stock (based upon the outstanding number of Common Stock issued at the time hereof). Currently, there are two holders of Series B Preferred (together, the “Series B Stockholders”), together holding fifty-one (51) shares of Series B Preferred, resulting in the Series B Stockholders holding in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Series B Stockholders authorized the following:

•	The increase in the number of authorized shares of Common Stock from one billion (1,000,000,000) shares of Common Stock to two billion five hundred million (2,500,000,000) shares of Common Stock (the “Authorized Share Increase”).

On January 26, 2012, the Board of Directors of the Company (the “Board”) approved the Authorized Share Increase, and recommended the Authorized Share Increase for approval to the holders having the power to vote with respect to the Common Stock. On January 26, 2012, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice to the Stockholders on or about March 5, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it was the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Stockholders on or about March 5, 2012.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Directors (the “Board”) of MusclePharm Corporation (the “Company,” “we,” “our,” or “us”) and the holders of Series B Preferred Stock (the “Series B Preferred”), which have voting rights with respect to the Common Stock and constitute a majority of the voting power of the Common Stock.

Series B Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the designation, rights, preferences and privileges of the Series B Preferred were established by the Board (as is permitted under Nevada law and by the Certificate of Incorporation, as amended, of the Company). The designation, rights, preferences and privileges that the Board established for the Series B Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on August 12, 2011. Among other things, the Certificate of Designation provides that each one share of Series B Preferred (the “Series B Stockholders”) has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued fifty-one (51) shares of Series B Preferred to each of two persons (together, the “Series B Stockholders”). As a result of the voting rights granted to the Series B Preferred, the Series B Stockholders hold in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

As of February 22, 2012, there were issued and outstanding (i) 709,111,792 shares of our Common Stock, (ii) zero shares of our Series A Convertible Preferred Stock, and (iii) fifty-one (51) shares of our Series B Preferred. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase is approximately 1,447,135,189 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series B Preferred). Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 723,567,595 votes, are required to approve the Authorized Share Increase by written consent. The Series B Stockholders, which hold in the aggregate 738,023,397 (as of the date hereof), or approximately 50.998925% of the voting equity of the Company, have voted in favor of the Authorized Share Increase thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series B Stockholders, the number of shares of Series B Preferred held by each Series B Stockholder, the total number of votes that the Series B Stockholders voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series B Stockholder	Number of Shares of Series B Preferred held	Number of Votes held by such Series B Stockholder	Number of Votes that Voted in favor of the Authorized Share Increase	Percentage of the Voting Equity that Voted in favor of the Authorized Share Increase
Brad Pyatt	31	448,602,457	448,602,457	30.9993%
Cory Gregory	20	289,420,940	289,420,940	19.9995%

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ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

With respect to the Authorized Share Increase described in this Information Statement, the Board reserves the right, notwithstanding that the Series B Stockholders have approved the Authorized Share Increase, to elect not to proceed with the Authorized Share Increase, at any time prior to filing the Amendment, the Board, in its sole and absolute discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate the Authorized Share Increase.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one billion (1,000,000,000) shares to two billion five hundred million (2,500,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional one billion five hundred million (1,500,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options, convertible debt instruments or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The Company currently has approximately 484,227,799 shares of common stock potentially issuable upon the exercise of certain warrants and the conversion of debt instruments (the “Debt Shares”). The Company is not currently aware of any security holders intention to convert such debt into common stock or exercise their warrants. The Company has also allocated and plans to issue 466,776,359 shares of common stock in connection with accrued officer wages and bonuses to Chief Executive Officer Brad Pyatt, President Cory Gregory and director Jeremy DeLuca (the “Bonus Shares”). The issuance of the Debt Shares and Bonus Shares together would comprise approximately 63.4% of the additional shares created by the Authorized Share Increase. Additionally, the Company is in negotiations with several parties to raise additional capital in order to meet the growing demand for our products. The Company must have shares available for issuance to facilitate any such capital raise and the Majority Shareholders have approved the Authorized Share Increase in order to afford the Company the ability to pursue such opportunities and meet its current obligations. Other than the issuance of the Debt Shares and the Bonus Shares, the Company does not have any immediate plans to issue additional shares. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

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The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to MusclePharm with respect to the beneficial ownership of MusclePharm’s common stock as of February 22, 2012, unless otherwise noted, by:

•	each stockholder known to MusclePharm to own beneficially more than 5% of MusclePharm’s common stock;

•	each of MusclePharm’s directors;

•	each of MusclePharm’s executive officers; and

•	all of MusclePharm’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities.  Common shares relating to options or warrants currently exercisable, or exercisable within 60 days of February 22, 2012, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

	Amount and	Percentage
	Nature of	of
Name and Address	Beneficial	Beneficial
of Beneficial Owner	Ownership	Ownership (1)

Brad J. Pyatt	18,779,316(2)	2.65%
4721 Ironton St
Denver, CO 80239

Cory Gregory	10,483,014(3)	1.48%
4721 Ironton St
Denver, CO 80239

Lawrence S. Meer	0	0%
4721 Ironton St
Denver, CO 80239

Jeremy DeLuca	0	0%
4721 Ironton St
Denver, CO 80239

John H. Bluher	0	0%
4721 Ironton St
Denver, CO 80239

All executive officers and directors as a group (5 persons)	29,262,330	4.13%

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(1)	Percent of class based on 709,111,792 common shares outstanding as of February 22, 2012. This percentage does not include preferred stock ownership or other ownership of convertible securities.

(2)	This number does not include 148,182,971 shares acquired by Mr. Pyatt on January 27, 2012, which have not yet been issued as of the date hereof. Mr. Pyatt’s 31 shares of Series B Preferred allow him to vote the equivalent of 448,602,457 shares of common stock. Mr. Pyatt has voted all of his Series B Preferred shares in favor of the authorized increase.

(3)	This number does not include 148,182,971 shares acquired by Mr. Gregory on January 27, 2012, which have not yet been issued as of the date hereof. Mr. Gregory’s 20 shares of Series B Preferred allow him to vote the equivalent of 289,420,940 shares of common stock. Mr. Gregory has voted all of his Series B Preferred shares in favor of the authorized increase

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(2)	Quarterly Report on Form 10-Q for the three months ended September 30, 2011;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2011; and

(4)	Quarterly Report on Form 10-Q for the three months ended March 31, 2011

You may request a copy of these filings, at no cost, by writing MusclePharm Corporation at 4721 Ironton Street, Building A, Denver, Colorado 90839 or telephoning the Company at (800) 210-7369. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

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This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Brad Pyatt
Name:	Brad Pyatt
Title:	Chairman

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